     As filed with the Securities and Exchange Commission on January 6, 2002
                                                     Registration No. 333-100581

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                 AMENDMENT NO. 2
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                                  Republic Engineered Products LLC

           Delaware                              3312                          02-0626814
(State or Other Jurisdiction of      (Primary Standard Industrial    (I.R.S. Employer Identification
Incorporation or Organization)        Classification Code Number)                Number)

                                        Blue Steel Capital Corp.

           Delaware                              3312                          05-0525866
(State or Other Jurisdiction of      (Primary Standard Industrial    (I.R.S. Employer Identification
Incorporation or Organization)        Classification Code Number)                Number)

                                          Blue Bar, L.P.

           Delaware                              9915                          81-0560545
(State or Other Jurisdiction of      (Primary Standard Industrial    (I.R.S. Employer Identification
Incorporation or Organization)        Classification Code Number)                Number)

                                        N&T Railway Company LLC

           Delaware                              4011                          05-0525876
(State or Other Jurisdiction of      (Primary Standard Industrial    (I.R.S. Employer Identification
Incorporation or Organization)        Classification Code Number)                Number)

    (Exact Names of Co-Issuers and Guarantors as Specified in Their Charters)

                              --------------------

                              3770 Embassy Parkway
                             Akron, Ohio 44333-8367
                                 (330) 670-3000
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrants' Principal Executive Offices)

                              --------------------

                                Joseph A. Kaczka
                        Republic Engineered Products LLC
                              3770 Embassy Parkway
                             Akron, Ohio 44333-8367
                                 (330) 670-3000
            (Name, Address, Including Zip Code, and Telephone Number,
             Including Area Code, of Registrants' Agent For Service)

                              --------------------

                                   Copies to:

       Stephen B. Kuhn, Esq.                      Bruce S. Mendelsohn, Esq.
Akin Gump Strauss Hauer & Feld LLP            Akin Gump Strauss Hauer & Feld LLP
        590 Madison Avenue                     1333 New Hampshire Avenue, N.W.
     New York, New York 10022                       Washington, D.C. 20036
          (212) 872-1000                                (202) 887-4000

                        --------------------------------

        Approximate date of commencement of proposed sale to the public:
          As soon as practicable on or after the effective date of this
                            Registration Statement.

                         -------------------------------

      The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

         The following table sets forth the expenses payable by our company in connection with this registration statement. All of these expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Filing fee-Securities and Exchange Commission .............      $    7,360
Blue Sky fees and expenses ................................      $   13,000+
Fees and expenses of legal counsel ........................               *
Printing expenses .........................................               *
Fees and expenses of accountants ..........................               *
Miscellaneous expense .....................................               *
                                                                 ----------

Total .....................................................      ==========

---------------

+  Estimates
*  To be completed upon amendment

Item 14. Indemnification of Directors and Officers.

Republic Engineered Products LLC

         Republic Engineered Products LLC (the "Company") is a Delaware limited liability company. Section 18-108 of the Delaware Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

         The Company's Amended and Restated Limited Liability Company Agreement limits the liability of the following persons to our company or any member of the Company for any action taken or omitted to be taken by it or by any other member or other person with respect to the Company, including, without limitation, any negligent act or failure to act, except in the case of a liability resulting from such person's own fraud, gross negligence or willful malfeasance: (i) each member and its respective affiliates; (ii) any managing director; (iii) any person who serves at the request of the Company as an officer, director, partner, member or employee of any other person; (iv) any officer, employee or expressly authorized agent of the Company; and (v) Hunt Investment Group, L.P. and any of its affiliates for so long as Blue Bar, L.P. is a member and Hunt Investment Group, L.P. or any of its affiliates is a limited partner of Blue Bar, L.P. (each a "Protected Person"). Any Protected Person may consult with legal counsel and accountants with respect to our company affairs and will be fully protected and justified in any action or inaction which is taken or omitted in good faith, in reliance upon and in accordance with the opinion or advice of such counsel or accountants. In determining whether a Protected Person acted with the requisite degree of care, such Protected Person shall be entitled to rely on written or oral reports, opinions, certificates and other statements of the directors, officers, employees, consultants, attorneys, accountants and professional advisors of the Company, selected with reasonable care; provided, that no such Protected Person may rely upon such statements if a reasonable person in similar circumstances should have believed that such statements were materially false.

         The Amended and Restated Limited Liability Company Agreement further provides that, to the fullest extent permitted by law, the Company shall indemnify, hold harmless, protect and defend each Protected Person against any losses, claims, damages or liabilities, including without limitation reasonable legal fees or other expenses incurred in investigating or defending against any such losses, claims, damages or liabilities, and any amounts expended in settlement of any claims approved by the Company (collectively, "Liabilities"), to which any Protected Person may become subject: (i) by reason of any act or omission or alleged act or omission (even if negligent) performed or omitted to be performed in connection with the activities of the Company; (ii) by reason of the fact that it is or was acting in connection with the activities of the Company in any capacity or that it is or was serving at the request of our company as a partner, stockholder, member, manager, director, officer, employee or agent of any person; or (iii) by reason of any other act or omission or alleged act or omission arising out of or in connection with the activities of the Company; unless such Liability results from such Protected Person's own fraud, gross negligence or willful malfeasance.

         The Company is required to promptly reimburse (or advance to the extent reasonably required) each Protected Person for reasonable legal or other expenses (as incurred) of each Protected Person in connection with investigating, preparing to defend or defending any claim, lawsuit or other proceeding relating to any Liabilities for which the Protected Person may be indemnified pursuant to these provisions; provided, that such Protected Person executes a written undertaking to repay our company for such reimbursed or advanced expenses if it is finally judicially determined that such Protected Person is not entitled to such indemnification.

         These provisions will continue to afford protection to each Protected Person regardless of whether such Protected Person remains in the position or capacity pursuant to which such Protected Person became entitled to indemnification and regardless of any subsequent amendment to the Amended and Restated Limited Liability Company Agreement; provided, that no such amendment may reduce or restrict the extent to which these indemnification provisions apply to actions taken or omissions made prior to the date of such amendment.

         Pursuant to the Amended and Restated Limited Liability Company Agreement, the Company may purchase and maintain insurance on behalf of any Protected Person, or any other person that is or was serving at the request of our company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against such liability under applicable law or the provisions related to indemnification set forth above.

         The Company maintains insurance covering certain liabilities incurred by its officers and managing directors in connection with the performance of their duties as such.

Blue Bar, L.P.

         Blue Bar, L.P. ("Blue Bar") is a Delaware limited partnership. Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

         The Agreement of Limited Partnership of Blue Bar provides that Blue Bar shall indemnify and hold harmless each partner and its affiliates from and against any obligations, damages, penalties, actions, judgments, suits, expenses, disbursements, losses, costs (including reasonable attorneys' fees and court costs) or liabilities of any kind or nature whatsoever which may be imposed upon, incurred or asserted against such partner or its affiliates (except to the extent such damages are reimbursed to such partner or its affiliates by insurance proceeds or pursuant to indemnities from third parties) in connection with, due to, or arising out of, any act performed or omitted by it under the Agreement of Limited Partnership, unless such damages are attributable to such partner's (or its affiliate's) gross negligence, breach of a material provision of the Agreement of Limited Partnership that is not cured within a specified time, fraud or intentional misappropriation of funds.

         The Agreement of Limited Partnership further provides that each partner shall be liable to Blue Bar and the other partners for any actual (but not consequential or incidental) obligations, damages, penalties, actions, judgments, suits, expenses, disbursements, losses, costs or liabilities incurred or paid by such other partners or Blue Bar (but only to the extent such liabilities are not reimbursed by insurance proceeds or indemnities from third parties), to the extent such liabilities are attributable to such partner's (or its affiliates') gross negligence, breach of a material provision of the Agreement of Limited Partnership that is not cured within a specified time, actual fraud or intentional misappropriation of funds.

Blue Steel Capital Corp.

         Blue Steel Capital Corp. ("Blue Steel Capital") is a Delaware corporation. Section 145 of the Delaware General Corporation Law ("DGCL"), empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person was or is a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person identified acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

         Section 145 of the DGCL further empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if the person identified acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 further provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         Section 145 further provides that any indemnification under the provisions set forth above (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in such provisions. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in written opinion or (4) by the stockholders.

         Section 145 further provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Blue Steel Capital's Certificate of Incorporation, as amended, and its Bylaws contain indemnification provisions that mirror the language of Section 145 of the DGCL. In addition, the Certificate of Incorporation and the Bylaws provide relief for Blue Steel Capital's directors from monetary damages to Blue Steel Capital or its stockholders for breach of such director's fiduciary duty as a director to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to Blue Steel Capital or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which such director derived an improper personal benefit. No amendment or repeal of this provision in the Bylaws shall apply to or have any effect on the liability or alleged liability of any director of Blue Steel Capital for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the DGCL is amended to further eliminate or limit the personal liability of directors, the liability of a director of Blue Steel Capital shall be limited or eliminated to the fullest extent permitted by the DGCL, as amended.

         In addition, the Company maintains an insurance policy that protects the directors and executive officers of Blue Steel Capital against any liability asserted against them in their official capacities.

N&T Railway Company LLC

         N&T Railway's LLC ("N&T Railway") is a Delaware limited liability company. Section 18-108 of the Delaware Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against all claims and demands whatsoever.

         N&T Railway's Limited Liability Company Agreement provides that to the fullest extent permitted by law N&T Railway shall (a) indemnify any person or such person's heirs, distributees, next of kin, successors, appointees, executors, administrators, legal representatives or assigns who was or is a party or is threatened to be made a party to, or testifies or otherwise participates in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a member, manager, director, officer, employee or agent of N&T Railway or is or was serving at the request of N&T Railway or its members as a member, manager, director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, domestic or foreign, against expense, attorneys' fees, court costs, judgments, fines, amounts paid in settlement and other losses actually and reasonably incurred by such person in connection with such action, suit or proceeding and (b) advance expenses incurred by a member, manager, director or officer in defending, testifying or otherwise participating in any such civil or criminal action, suit or proceeding to the fullest extent authorized or permitted by the laws of the State of Delaware. A manager shall have no personal liability to N&T Railway, or the Company, its sole member, for monetary damages for breach of fiduciary duty as a manager; provided, however, that the foregoing provision shall not eliminate the liability of a manager for acts or omissions which involve gross negligence, fraud or intentional misappropriation of funds.

Item 15.  Recent Sales of Unregistered Securities.

         The Company issued 100% of its membership interests to Blue Steel Corporation on June 4, 2002 for nominal consideration in connection with the formation of our company. The issuance of the membership interests was exempt from registration pursuant to Section 4(2) of the Securities Act. Blue Steel Corporation subsequently contributed these membership interests to Blue Bar.

         On August 16, 2002, the Company issued $80,000,000 in aggregate principal amount of 10% Senior Secured Notes due 2009 to the Republic Liquidating Trust, a liquidating trust established by Republic Technologies International, LLC. The issuance of the 10% Senior Secured Notes due 2009 was exempt from registration pursuant to Section 4(2) of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

         (a)      Exhibits.
                  ---------

         The following exhibits are filed with this registration statement or incorporated into this registration statement by reference:

Exhibit
Number                              Description of Exhibit
------                              ----------------------

       3.1 Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on June 4, 2002 (together with Amendment to Certificate of Formation filed with the Secretary of State of the State of Delaware on July 26,
                 2002)*

       3.2 Amended and Restated Limited Liability Company Agreement of the Company dated as of August 16, 2002 by Blue Bar, L.P.*

       3.3 Certificate of Limited Partnership of Blue Bar, L.P. filed with the Secretary of State of the State of Delaware on July 9, 2002*

       3.4 Limited Partnership Agreement of Blue Bar, L.P. dated as of July 9, 2002 between Blue Steel Corporation and HIG - Steel Investors, L.P.**

       3.5 Certificate of Formation of N&T Railway Company LLC filed with the Secretary of State of the State of Delaware on August 8, 2002*

       3.6 Limited Liability Company Agreement of N&T Railway Company LLC dated as of August 8, 2002 by Republic Engineered Products LLC*

       3.7 Certificate of Incorporation of Blue Steel Capital Corp. filed with the Secretary of State of the State of Delaware on August 8, 2002*

       3.8 Amendment to Certificate of Incorporation of Blue Steel Capital Corp. filed with the Secretary of State of the State of Delaware on August 14, 2002*

       3.9       Bylaws of Blue Steel Capital Corp.*

       4.1 Indenture dated as of August 16, 2002 by and among the Company, Blue Bar, L.P., N&T Railway Company LLC, Blue Steel Capital Corp., and LaSalle Bank National Association*

       4.2       Form of 10% Senior Secured Note due 2009 (included in Exhibit
                 4.1)*

       4.3 Security Agreement dated as of August 16, 2002 among the Company, N&T Railway Company LLC, Blue Steel Capital Corp., and Fleet Capital Corporation*

       4.4 Pledge Agreement dated as of August 16, 2002 by and among the Company, Blue Bar, L.P., and Fleet Capital Corporation*

       4.5 Pledge Intercreditor Agreement dated as of August 16, 2002 between Fleet Capital Corporation, LaSalle Bank National Association, the Company, Blue Bar, L.P., N&T Railway Company LLC and Blue Steel Capital Corp.*

       4.6 Access Intercreditor Agreement dated as of August 16, 2002 between Fleet Capital Corporation, LaSalle Bank National Association, the Company, Blue Bar, L.P., N&T Railway Company LLC and Blue Steel Capital Corp.*

       4.7 Mortgage, Assignment of Leases, Security Agreement and Fixture Filing dated as of August 16, 2002 made by the Company in favor of LaSalle Bank National Association relating to premises located in Lorain County, Ohio*

       4.8 Mortgage, Assignment of Leases, Security Agreement and Fixture Filing dated as of August 16, 2002 made by the Company in favor of LaSalle Bank National Association relating to premises located in Lake County, Indiana*

       4.9 Amended and Restated Mortgage, Assignment of Leases, Security Agreement and Fixture Filing dated as of August 16, 2002 made by the Company in favor of LaSalle Bank National Association relating to premises located in Erie County, New York*

      4.10 Mortgage, Assignment of Leases, Security Agreement and Fixture Filing dated as of August 16, 2002 made by the Company in favor of LaSalle Bank National Association relating to premises located in Stark County, Ohio (Massillon)*

      4.11 Mortgage, Assignment of Leases, Security Agreement and Fixture Filing dated as of August 16, 2002 made by the Company in favor of LaSalle Bank National Association relating to premises located in Stark County, Ohio (Hot Roll)*

      5.1        Validity Opinion of Akin Gump Strauss Hauer & Feld LLP**

      8.1        Tax Opinion of Akin Gump Strauss Hauer & Feld LLP**

      10.1 Asset Purchase Agreement, dated as of June 7, 2002, by and among Republic Engineered Products LLC (f/k/a RT Acquisition
                 LLC), as Purchaser, and Republic Technologies International, LLC, Nimishillen & Tuscarawas, LLC, Bliss & Laughlin, LLC, Republic Technologies International Holdings, LLC and RTI Capital Corp., as Sellers (together with Amendment dated as of August 16, 2002)*

      10.2 Revolving Credit Agreement dated as of August 16, 2002 by and among Republic Engineered Products LLC, Blue Bar, L.P., Blue Steel Capital Corp., N&T Railway Company LLC, Fleet Capital Corporation, Bank of America, N.A., JP Morgan Chase Bank, Foothill Capital Corporation, GE Capital CFE, Inc. and the other Lenders thereto*

      10.3 Modified Successor Labor Agreement effective as of August 16, 2002 between the Company and the United Steelworkers of America**

      10.4 Open-End Mortgage, Security Agreement, Assignment of Rents, Income and Proceeds dated as of August 16, 2002 from the Company to Fleet Capital Corporation in connection with the Canton Cast Roll with Melt Shop*

      10.5 Open-End Mortgage, Security Agreement, Assignment of Rents, Income and Proceeds dated as of August 16, 2002 from N&T Railway Company LLC to Fleet Capital Corporation in connection with the Rail Easements*

      10.6 Employment Agreement dated as of August 15, 2002 between the Company and Joseph F. Lapinsky*

      10.7 Transition Services Agreement dated as of August 16, 2002 by and among Republic Technologies International, LLC, Nimishillen & Tuscarawas, LLC, Republic Technologies International Holdings, LLC, Bliss & Laughlin, LLC, the Company and The Bank of New York*

     10.8 Management Services Agreement dated as of August 16, 2002 between Blue Bar, L.P. and the Company*

     10.9 Patent Collateral Assignment and Security Agreement dated as of August 16, 2002 between the Company and Fleet Capital Corporation*

     10.10 Trademark Collateral Assignment Agreement dated as of August 16, 2002 between the Company and Fleet Capital Corporation*


     10.11 Coke Supply Agreement dated as of August 16, 2002 by and between the Company and United States Steel Corporation (Portions of this exhibit have been omitted pursuant to a confidential treatment request submitted under C.F.R. Sections 200.80(b)(4), 200.83 and 230.406)

     10.12 Pellet Supply Agreement dated as of August 16, 2002 by and between the Company and United States Steel Corporation (Portions of this exhibit have been omitted pursuant to a confidential treatment request submitted under C.F.R. Sections 200.80(b)(4), 200.83 and 230.406)

     10.13 Rounds Supply Agreement dated as of August 16, 2002 among the Company, Lorain Pipe Mills and United States Steel Corporation (Portions of this exhibit have been omitted pursuant to a confidential treatment request submitted under C.F.R. Sections 200.80(b)(4), 200.83 and 230.406)

     12.1        Statement Regarding Computation of Ratios*

     21.1        Subsidiaries of the Registrant*

     23.1 Consent of Akin Gump Strauss Hauer & Feld LLP (included in the opinion filed as Exhibit 5.1)**

     23.2        Consent of Deloitte & Touche LLP

     24.1 Powers of Attorney for officers and managing directors of the Company*

     24.2 Power of Attorney for officers and directors of Blue Steel Capital Corp.*

     24.3 Power of Attorney for officers and directors of Blue Steel Corporation, as general partner of Blue Bar, L.P. *

     24.4 Power of Attorney for managing directors of the Company, as sole member of N&T Railway Company LLC *

     25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of LaSalle Bank National Association*

---------------

*        Filed previously
**       To be filed by amendment

         (b)      Schedules.

         The Company is presenting Schedule II Valuation and Qualifying Accounts following this paragraph. All other schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions or are inapplicable, and therefore, have been omitted.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of Republic Technologies International Holdings, LLC:


We have audited the consolidated financial statements of Republic Technologies International Holdings, LLC and subsidiaries (Debtor-in-Possession) as of December 31, 2001 and 2000, and for the years ended December 31, 2001 and 2000 and the period from August 13, 1999 to December 31, 1999 and the combined financial statements of the Predecessor, Bar Technologies Inc. and Republic Engineered Steels, Inc. while under common ownership and common management, for the period from January 1, 1999 to August 12, 1999, and have issued our report thereon dated March 28, 2002 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedule listed in
Item 16(b) of this Registration Statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated/ combined financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.


/s/  Deloitte & Touche LLP

Cleveland, Ohio
March 28, 2002



                                           REPUBLIC TECHNOLOGIES INTERNATIONAL HOLDINGS, LLC
                                                              SCHEDULE II
                                                   VALUATION AND QUALIFYING ACCOUNTS
                                         FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999
                                                       (in thousands of dollars)

                                                                     Additions
                                                            ------------------------------
                                 Balance at   Charged to                   Charged to
                                 Beginning     Costs and                      Other          Deductions    Balance at End
Description                       of Year      Expenses     Recoveries   Accounts-Describe  from Reserves      of Year
-----------                      ----------   ----------    ----------   -----------------  -------------  --------------
Allowance for Doubtful
Accounts:

         2001...................  $ 19,332      $  7,770                                      $(17,680)      $  9,422
         2000 ..................     8,798        10,534                                                       19,322
         1999 ..................     2,679         6,534     $     40      $    403 (a)           (858)         8,798

Reserves for Inventories:
         2001 ..................  $  6,650      $  3,483                                      $                10,133
         2000 ..................    13,585                                                    $ (6,935)         6,650
         1999 ..................     2,364        11,221                                                       13,585

-------------------
(a) Includes allowance recognized in connection with the acquisition of USS/Kobe Steel Company's SBQ bar division and foreign currency translation.

Item 17. Undertakings.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on January 3, 2003.

                               REPUBLIC ENGINEERED PRODUCTS LLC

                               By:    /s/ Joseph A. Kaczka
                                     ----------------------------------------
                                     Joseph A. Kaczka
                                     Chief Financial Officer and Controller

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.


                 Name                                         Title                              Date
                 ----                                         -----                              ----
*                                           President and Chief Executive Officer          January 3, 2003
-----------------------------------
Joseph F. Lapinsky                                  and Managing Director
                                                (principal executive officer)

/s/ Joseph A. Kaczka                         Chief Financial Officer and Controller        January 3, 2003
-----------------------------------
Joseph A. Kaczka                           (principal financial officer and principal
                                                       accounting officer)

*                                                     Managing Director                    January 3, 2003
-----------------------------------
Eugene J. Keilin

*                                                     Managing Director                    January 3, 2003
-----------------------------------
Michael G. Psaros

*                                                     Managing Director                    January 3, 2003
-----------------------------------
David Shapiro

*                                                     Managing Director                    January 3, 2003
-----------------------------------
Stephen Presser

*                                                     Managing Director                    January 3, 2003
-----------------------------------
Philip A. Arra, Jr.

*                                                     Managing Director                    January 3, 2003
-----------------------------------
Kelby D. Hagar

*                                                     Managing Director                    January 3, 2003
-----------------------------------
Lynn Williams

*By:    /s/ Joseph A. Kaczka
        ---------------------------
        Joseph A. Kaczka,
        As Attorney-In-Fact

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on January 3, 2003.

                                   BLUE STEEL CAPITAL CORP.


                                   By:     /s/ Joseph A. Kaczka
                                          --------------------------------------
                                          Joseph A. Kaczka
                                          Chief Financial Officer and Controller


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.



                 Name                                         Title                              Date
                 ----                                         -----                              ----

*                                           President and Chief Executive Officer          January 3, 2003
-----------------------------------
Joseph F. Lapinsky                              (principal executive officer)

 /s/ Joseph A. Kaczka                        Chief Financial Officer and Controller        January 3, 2003
-----------------------------------
Joseph A. Kaczka                           (principal financial officer and principal
                                                       accounting officer)

*                                                         Director                         January 3, 2003
-----------------------------------
Michael G. Psaros

*                                                         Director                         January 3, 2003
-----------------------------------
Stephen Presser

*                                                         Director                         January 3, 2003
-----------------------------------
Kelby D. Hagar

*                                                         Director                         January 3, 2003
-----------------------------------
Philip A. Arra, Jr.

*By:     /s/ Joseph A. Kaczka
        ---------------------------
        Joseph A. Kaczka,
        As Attorney-In-Fact


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 3, 2003.

                                          BLUE BAR, L.P.

                                          By:    Blue Steel Corporation,
                                                 General Partner




                                          By:    /s/ Stephen Presser
                                                 -----------------------------
                                                 Stephen Presser
                                                 Treasurer




         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.



                 Name                                         Title                              Date
                 ----                                         -----                              ----
*                                                  President and Director                  January 3, 2003
-----------------------------------
Michael G. Psaros                               (principal executive officer)

 /s/ Stephen Presser                               Treasurer and Director                  January 3, 2003
-----------------------------------
Stephen Presser                                 (principal financial officer)

*By:    /s/ Stephen Presser
        ---------------------------
        Stephen Presser,
        As Attorney-In-Fact

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on January 3, 2003.

                               N&T RAILWAY COMPANY LLC

                               By:   Republic Engineered Products LLC,
                                     Sole Member

                               By:   /s/ Joseph A. Kaczka
                                     ---------------------------------------
                                     Joseph A. Kaczka
                                     Chief Financial Officer and Controller

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.


                 Name                                         Title                              Date
                 ----                                         -----                              ----

*                                           President and Chief Executive Officer          January 3, 2003
-----------------------------------
Joseph F. Lapinsky                                  and Managing Director
                                                (principal executive officer)

 /s/ Joseph A. Kaczka                        Chief Financial Officer and Controller        January 3, 2003
-----------------------------------
Joseph A. Kaczka                           (principal financial officer and principal
                                                       accounting officer)

*                                                     Managing Director                    January 3, 2003
-----------------------------------
Eugene J. Keilin

*                                                     Managing Director                    January 3, 2003
-----------------------------------
Michael G. Psaros

*                                                     Managing Director                    January 3, 2003
-----------------------------------
David Shapiro

*                                                     Managing Director                    January 3, 2003
-----------------------------------
Stephen Presser

*                                                     Managing Director                    January 3, 2003
-----------------------------------
Philip A. Arra, Jr.

*                                                     Managing Director                    January 3, 2003
-----------------------------------
Kelby D. Hagar

*                                                     Managing Director                    January 3, 2003
-----------------------------------
Lynn Williams

*By:    /s/ Joseph A. Kaczka
        ---------------------------
        Joseph A. Kaczka,
        As Attorney-In-Fact